SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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QUALSTAR CORPORATION
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February 18, 2011

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of Qualstar Corporation to be held on Thursday, March 24, 2011, at Qualstar’s corporate headquarters located at 3990-B Heritage Oak Court, Simi Valley, California 93063, beginning at 9:30 a.m. Pacific Time.

At this meeting you will be asked to vote on each of the five proposals set forth in the attached Notice of Annual Meeting and Proxy Statement, which contains detailed information about each proposal and other matters related to the Annual Meeting.  In addition to the formal business to be conducted, management will report on developments of the past year and respond to questions and comments of general interest to shareholders.

It is important that your shares be represented.  Therefore, even if you presently plan to attend the Annual Meeting, please complete, sign and date and promptly return the enclosed proxy card in the envelope provided.  If you do attend the Annual Meeting and wish to vote in person, you may withdraw your proxy at that time.

I look forward to seeing you at the Annual Meeting.

Sincerely,

William J. Gervais
Chief Executive Officer and President

QUALSTAR CORPORATION
3990-B Heritage Oak Court
Simi Valley, California 93063

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To be held on March 24, 2011

NOTICE IS HEREBY GIVEN that Qualstar’s Annual Meeting of Shareholders (the “Annual Meeting”) will be held at Qualstar’s corporate headquarters located at 3990-B Heritage Oak Court, Simi Valley, California 93063, on Thursday, March 24, 2011, at 9:30 a.m. Pacific Time, for the following purposes:

1.	To elect six directors to serve one year terms expiring at the next Annual Meeting of Shareholders, or until their successors have been duly elected and qualified;

2.	To hold an advisory vote on executive compensation;

3.	To hold an advisory vote on the frequency of the advisory vote on executive compensation;

4.	To approve an amendment to our bylaws to increase the authorized number of directors to a range of not less than five nor more than nine;

5.	To approve the appointment of SingerLewak LLP as the independent registered public accounting firm to audit our financial statements for the fiscal year ending June 30, 2011; and

6.	To transact any other business as may properly come before the Annual Meeting and any adjournment thereof.

Shareholders of record at the close of business on February 10, 2011, are entitled to notice of, and to vote at, the Annual Meeting and any adjournment thereof.  All shareholders are cordially invited to attend the Annual Meeting in person.

By Order of the Board of Directors

Nidhi H. Andalon
Secretary
Simi Valley, California
February 18, 2011

YOUR VOTE IS IMPORTANT.  THEREFORE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING YOU SHOULD COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD, AND RETURN IT IN THE PREADDRESSED ENVELOPE PROVIDED.  NO POSTAGE IS NECESSARY IF MAILED IN THE UNITED STATES.

IMPORTANT NOTICE regarding the availability of proxy materials for the Annual Meeting of Shareholders to be held on March 24, 2011:  This Proxy Statement and our annual report on Form 10-K for the fiscal year ended June 30, 2010 are available on Qualstar’s website at
www.qualstar.com

QUALSTAR CORPORATION
3990-B Heritage Oak Court
Simi Valley, California 93063

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS
To be held on March 24, 2011

General Information

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Qualstar Corporation, a California corporation, for use at the Annual Meeting of Shareholders of the Company to be held on Thursday, March 24, 2011, at 9:30 a.m. Pacific Time.  The Annual Meeting will be held at our corporate headquarters located at 3990-B Heritage Oak Court, Simi Valley, California 93063.  Distribution of this Proxy Statement and the accompanying proxy to our shareholders will begin on or about February 18, 2011.

Voting and Solicitation of Proxies

On February 10, 2011, the record date with respect to this solicitation, 12,253,117 shares of our common stock were outstanding.  No other securities are entitled to vote at the Annual Meeting.  Only shareholders of record on such date are entitled to notice of and to vote at the Annual Meeting and at any adjournment thereof.  Each shareholder of record is entitled to one vote for each share held as of the record date on all matters to come before the Annual Meeting and at any adjournment thereof.

Quorum.  The holders of a majority of the outstanding shares of our common stock, present in person or by proxy and entitled to vote, will constitute a quorum at the Annual Meeting.  We count proxies marked “withhold authority” as to any director nominee or “abstain” as to a particular proposal as well as broker non-votes for purposes of determining the presence or absence of a quorum at the Annual Meeting for the transaction of business.

The Board’s Voting Recommendations.  Our Board of Directors recommends that you vote your shares as follows:

•	“FOR” each of the six nominees to the Board (Proposal 1);

•	“FOR” the proposal regarding an advisory vote on executive compensation (Proposal 2);

•	“EVERY YEAR” for the proposal regarding an advisory vote on the frequency of the advisory vote on executive compensation (Proposal 3);

•	“FOR” approval of an amendment to our bylaws to increase the authorized number of directors to a range of not less than five nor more than nine (Proposal 4); and

•	“FOR” approval of the appointment of SingerLewak LLP as the independent registered public accounting firm for the fiscal year ending June 30, 2011 (Proposal 5).

Vote Required.  The six director nominees receiving the highest number of affirmative votes of the shares present or represented by proxy and entitled to vote will be elected as directors.  Accordingly, proxies marked “withhold authority” and broker non-votes will have no effect in determining which directors receive the highest number of votes.

Approval of Proposals 2 and 5 will require the affirmative votes of a majority of the shares present or represented and entitled to be voted at the Annual Meeting.  Proxies marked “abstain” as to Proposals 2 or 5 will be counted in the tabulation of the shares entitled to vote and, therefore, will have the same effect as a vote “against” the proposal.  Broker non-votes will not be counted in determining the total number of shares entitled to vote on Proposals 2 or 5 and, therefore, will have no effect on whether Proposals 2 or 5 are approved.

For Proposal 3 (whether to hold the advisory vote on executive compensation every one, every two or every three years), the alternative that receives the greatest number of votes  will be the frequency that shareholders choose.  Abstentions will not be taken into account in determining the outcome of the vote on Proposal 3.

Approval of Proposal 4 will require the affirmative vote of a majority of the outstanding shares entitled to vote as of the record date of the Annual Meeting.  Abstentions and broker non-votes are not affirmative votes and, therefore, will have the same effect as a vote against Proposal 4.

A “broker non-vote” occurs when a broker or other nominee holder of your shares cannot vote the shares held for you because you did not provide specific voting instructions on a matter considered to be non-routine under the rules of various national securities exchanges.  The election of directors (Proposal 1), the advisory vote on executive compensation (Proposal 2), the advisory vote on the frequency of the advisory vote on executive compensation (Proposal 3), and the vote on the amendment of our bylaws (Proposal 4) are matters considered non-routine under applicable rules.  A broker or other nominee cannot vote without instructions on non-routine matters, and, therefore, there may be broker non-votes on Proposals 1, 2, 3 and 4.

The shares represented by all valid proxies received will be voted in accordance with the instructions specified therein.  Unless otherwise directed in the proxy, the persons named therein will vote FOR the election of each of the six director nominees named below, FOR Proposals 2, 4 and 5, and “EVERY YEAR” for Proposal 3.  As to any other business that may properly come before the Annual Meeting, the persons named in the enclosed proxy will vote in accordance with their best judgment.  We presently do not know of any other business which will be presented for consideration at the Annual Meeting.

Solicitation.  Proxies for use at the Annual Meeting are being solicited by our Board of Directors.  Proxies will be solicited principally by mail.  If desirable, to ensure a quorum at the Annual Meeting, our officers, directors, agents and employees may contact shareholders, banks, brokerage houses and others, by telephone, facsimile or in person to request that proxies be furnished.  Qualstar will bear all expenses incurred in connection with this solicitation.  These costs include reimbursements to banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding proxy materials to beneficial owners of our common stock.  However, officers, directors and employees will not receive additional compensation for these services.

Revocability of Proxies

An executed proxy may be revoked at any time before its exercise by delivering to the Secretary of Qualstar a written notice of revocation or a duly executed proxy bearing a later date.  Prior to the date of the Annual Meeting, any notice of revocation or subsequent proxy must be delivered to our Secretary at 3990-B Heritage Oak Court, Simi Valley, California 93063, the principal executive office of Qualstar.  On the date of the Annual Meeting, such notice or subsequent proxy should be delivered in person at the Annual Meeting prior to the time of the vote.  Accordingly, the execution of the enclosed proxy will not affect a shareholder’s right to vote in person should such shareholder find it convenient to attend the Annual Meeting and desire to vote in person, so long as the shareholder has revoked his or her proxy prior to its exercise in accordance with these instructions.

ELECTION OF DIRECTORS

(Proposal 1)

In accordance with Qualstar’s bylaws, the number of directors constituting the Board of Directors is currently fixed at six.  All six directors are to be elected at the Annual Meeting and will hold office until the next Annual Meeting of Shareholders and until their respective successors are elected and have qualified.  It is intended that the persons named in the enclosed proxy will, unless such authority is withheld, vote for the election of the six nominees proposed by the Board.  In the event that any of them should become unavailable prior to the Annual Meeting, the proxy will be voted for a substitute nominee or nominees designated by the Board, or the number of directors may be reduced accordingly.  All of the nominees named below have consented to being named herein and to serve if elected.  The Board has no reason to believe that any of the nominees will be unable to serve.

The following table provides information regarding the nominees, their ages, the year in which each first became a director of Qualstar, their principal occupations or employment during the past five years, directorships held with other public companies at any time during the past five years, and other biographical data.  Following the biography of each nominee is a brief description of the particular experience, qualifications, attributes or skills that led the Board to conclude that the nominee should serve as a director of Qualstar.

Business Experience During Last
Name and Age	Five Years and Other Directorships

William J. Gervais (68)
William J. Gervais is a founder of Qualstar, has been our President and a director since our inception in 1984, and was elected Chief Executive Officer in January 2000.  From 1984 until January 2000, Mr. Gervais also served as our Chief Financial Officer.  From 1981 until 1984, Mr. Gervais was President of Northridge Design Associates, Inc., an engineering consulting firm.  Mr. Gervais was a co-founder, and served as Engineering Manager from 1976 until 1981, of Micropolis Corporation, a former manufacturer of hard disk drives.  Mr. Gervais earned a B.S. degree in Mechanical Engineering from California State Polytechnic University in 1967.  Among other qualifications, Mr. Gervais’ brings to the Board executive leadership skills and over 35 years experience in the data storage industry, including 27 years as the principal executive officer of Qualstar.

Richard A. Nelson (67)
Richard A. Nelson is a founder of Qualstar and has been a director since our inception in 1984.  Mr. Nelson also served as our Vice President of Engineering and Secretary from our inception in 1984 until January 28, 2011, when he retired as an employee and officer.  From 1974 to 1984, Mr. Nelson was self employed as an engineering consultant specializing in microprocessor technology.  Mr. Nelson earned a B.S. in Electronic Engineering from California State Polytechnic University in 1966.  Among other qualifications, Mr. Nelson brings to the Board expertise in microprocessor technology and data storage, which enable him to provide insight and perspective regarding the Company’s two business segments, automated tape libraries and power supplies.

Stanley W. Corker (59)
Stanley W. Corker has served as a director of Qualstar since January 2006.  Since 1996, Mr. Corker has been the Director of Technology Research and a partner of Emerald Asset Management, a diversified investment management firm.  Prior to joining Emerald Asset Management, Mr. Corker obtained over 20 years experience in the computer storage industry from key roles in engineering and marketing at several manufacturers of tape drives, and as an industry analyst with International Data Corporation (IDC).  Mr. Corker received a B.S. degree in Computer Science from the University of Essex, England in 1972, where he later conducted five years of postgraduate research in computer networking systems.  Among other qualifications, Mr. Corker brings to the Board engineering and marketing experience in the data storage industry, as well as expertise in financial analysis.

Carl W. Gromada (69)
Carl W. Gromada has served as a director of Qualstar since March 2005.  From 2000 to the present, Mr. Gromada has been a consultant and a private investor. From 1996 to 2000, Mr. Gromada served as Chief Executive Officer, and a member of the board of directors of Computer Resources Unlimited, Inc., a company involved in the design, manufacture and sale of a broad line of products for the computer storage industry.  Mr. Gromada received a B.S. degree in Business Administration from Temple University in 1965.  Among other qualifications, Mr. Gromada brings to the Board public accounting and internal audit experience, executive leadership experience, as well as experience with mergers and acquisitions.

Robert A. Meyer (66)
Robert A. Meyer has served as a director of Qualstar since March 2006.  Mr. Meyer is currently retired.  From 1994 until June 2005, Mr. Meyer was employed in various management positions by United States Filter Corporation, a company engaged in the water treatment industry serving industrial, commercial and residential customers.  His positions at United States Filter Corporation included Director of Finance, Business Development from 2000 to 2002, and Vice President of Internal Audit from 2003 until he retired in June 2005.  Mr. Meyer received a B.S. degree in Accounting from C.W. Post College in 1972, and he is a Certified Public Accountant.  Among other qualifications, Mr. Meyer brings to the Board expertise in finance and accounting, and executive management experience.

Robert E. Rich (60)
Robert E. Rich has served as a director of Qualstar since January 2000.  Mr. Rich has been engaged in the private practice of law since 1975 and has been a shareholder of Stradling Yocca Carlson & Rauth, legal counsel to Qualstar, since 1984.  Mr. Rich received a B.A. degree in Economics from the University of California, Los Angeles in 1972 and his J.D. degree from the University of California, Los Angeles in 1975.  Among other qualifications, Mr. Rich brings to the Board expertise in corporate governance, corporate and securities laws, and mergers and acquisitions.

CORPORATE GOVERNANCE

Director Independence

Our Board has determined that all of our directors satisfy the current “independent director” standards established by rules of The Nasdaq Stock Market, Inc. (“Nasdaq”), except for William J. Gervais, who is Chief Executive Officer and President of Qualstar, and Richard A. Nelson, who was Vice President Engineering and Secretary of Qualstar until January 28, 2011, when he retired.  Each director serving on the Audit Committee of our Board also meets the more stringent independence requirements established by Securities and Exchange Commission rules applicable to audit committees.  Mr. Robert E. Rich, a member of our Board of Directors since January 2000, is a shareholder in the law firm of Stradling Yocca Carlson & Rauth, which has provided legal services to Qualstar since 1984.  Our Board has determined that no director has a relationship that would interfere with the exercise of independent judgment in carrying out his responsibilities as a director.  There are no family relationships among any of the directors or executive officers of the Company.

Board of Directors and Committee Meetings

During the fiscal year ended June 30, 2010, our Board of Directors met 5 times and the committees of our Board held a total of 7 meetings.  Each incumbent director attended at least 75% of the aggregate of all meetings of the Board of Directors and the committees of the Board, if any, on which he served during fiscal 2010.

The independent directors meet in executive session on a regular basis without any management directors or employees present.

Although we have no formal policy requiring director attendance at annual meetings of shareholders, we schedule the annual meeting for a date that is convenient for all directors to attend.  All directors who were elected at the 2010 annual meeting of shareholders attended that meeting.

Committees of the Board

Our Board has three standing committees:  the Audit Committee, the Compensation Committee and the Nominating Committee.

The Audit Committee is comprised solely of non-employee directors who satisfy current Nasdaq standards with respect to independence, financial expertise and experience.  The Audit Committee is currently comprised of Messrs. Corker, Gromada and Meyer, with Mr. Gromada serving as Chairman.  Our Board of Directors has determined that both Mr. Gromada and Mr. Meyer meet the Securities and Exchange Commission’s definition of “audit committee financial expert.”  The Audit Committee has a written charter that specifies its responsibilities, which include oversight of the financial reporting process and system of internal accounting controls of the Company, and appointment and oversight of the independent public accountants engaged to audit the Company’s financial statements.  A copy of our Audit Committee Charter is available in the investors section of the Company’s website at www.Qualstar.com.

The Audit Committee held 6 meetings during fiscal 2010.  To ensure independence, the Audit Committee also meets separately with our independent public accountants and members of management.

The Compensation Committee is comprised solely of independent directors.  The Compensation Committee is currently comprised of Messrs. Corker, Gromada and Meyer, with Mr. Corker serving as Chairman.  The Compensation Committee reviews and recommends the salaries and bonuses of our executive officers, establishes compensation and incentive plans for our executive officers, and determines other fringe benefits.  The Compensation Committee held one meeting during fiscal 2010.

Processes and Procedures of the Compensation Committee.  Our chief executive officer, William J. Gervais, plays an important role in formulating the compensation program for our executive officers.  Mr. Gervais co-founded Qualstar in 1984, is the largest individual shareholder, and continues to serve full time as the Company’s Chief Executive Officer and President.  The Compensation Committee considers Mr. Gervais to be one of the most important employees of Qualstar, and highly values his insight and views on compensation matters.  Mr. Gervais makes recommendations to the Compensation Committee regarding base salary, cash bonuses, and awards of equity-based long-term compensation of the executive officers, including his own compensation.  The Compensation Committee takes Mr. Gervais’ recommendations into account in determining the Committee’s own recommendations regarding cash compensation, which are then presented to the full Board for approval.

We established a Nominating Committee on March 25, 2010.  This committee is comprised solely of independent directors and currently includes Messrs. Corker, Gromada, Meyer and Rich, with Mr. Meyer serving as Chairman.  The role of the Nominating Committee, as set forth in its charter, is to assist the Board by identifying, evaluating and recommending candidates for election to the Board, and recommend Board members to serve on each committee of the Board.  A copy of our Nominating Committee Charter is available in the investors section of the Company’s website at www.Qualstar.com.  The Nominating Committee did not hold any meetings during the fiscal year ended June 30, 2010, but met after the end of the fiscal year to recommend to the full Board each of the nominees for election to the Board, as presented in this Proxy Statement.

The guidelines and procedures for identifying and evaluating nominees for election to the Board are set forth in the Nominating Committee Charter.  In general, persons considered for nomination to the Board must have demonstrated outstanding achievement, integrity and judgment and such other skills and experience as will enhance the Board’s ability to serve the long-term interests of the Company and our shareholders, and must be willing and able to devote the necessary time for Board service.  To comply with regulatory requirements, a majority of Board members must qualify as independent directors under Nasdaq rules, and at least one Board member must qualify as an “audit committee financial expert” under rules of the Securities and Exchange Commission.  The Committee does not have any policy regarding diversity in identifying nominees for director.

The Nominating Committee considers potential candidates recommended by current directors, company officers, employees and others, and will consider candidates recommended by shareholders to be considered as director nominees.  Our charter makes no distinction between whether a director nominee is recommended by a shareholder or by management.  Although we have not received any recommendations for director nominees from shareholders, we expect that the Committee would apply the same process and criteria in evaluating a shareholder recommendation as it would for a management recommendation.  A shareholder wishing to recommend a candidate for nomination to the Board should send a letter to our Secretary at 3990-B Heritage Oak Court, Simi Valley, California 93063.  The mailing envelope must contain a clear notation that the enclosed letter is a “Director Nominee Recommendation.”  The letter must identify the author as a shareholder and provide a brief summary of the candidate’s qualifications.  At a minimum, candidates recommended for election to the Board must meet the independence standards established by Nasdaq and the criteria set forth above.

Board Leadership Structure and the Role of the Board in the Oversight of Risk Management

William J. Gervais co-founded Qualstar in 1984 and has served as our President since inception and also as our Chief Executive Officer since 2000.  We do not have a Chairman of the Board, although Mr. Gervais effectively functions in that capacity at Board meetings.  He is the largest individual stockholder of the Company and, in the view of the Board of Directors, he is the single most important employee.  Qualstar is a small company and our Board consists of only six directors, four of whom are independent.  For these reasons, our Board believes that it is not necessary to have a Chairman or a lead director.

Our Board is involved in overseeing the management of risks that face our company.  Historically, potential risks have been considered by the full board as they became apparent, such as in connection with potential acquisitions, as new business opportunities are evaluated, or with day-to-day operational issues.  Our Audit Committee focuses on risks related to financial information systems and financial reporting, regularly reports to the full Board regarding its activities and any specific risks that merit attention by the full Board.

Shareholder Communications with the Board

Shareholders wishing to communicate with the Board of Directors or with an individual Board member concerning the Company may do so by writing to the Board or to the particular Board member, and mailing the correspondence to:  Attention: Corporate Secretary, Qualstar Corporation, 3990-B Heritage Oak Court, Simi Valley, California 93063.  The envelope should indicate that it contains a shareholder communication.  All such shareholder communications will be forwarded to the director or directors to whom the communications are addressed.

Code of Business Conduct and Ethics

The Board has adopted a Code of Business Conduct and Ethics that applies to our chief executive officer, chief financial officer, controller and persons performing similar functions.  A copy of the Code of Business Conduct and Ethics is available in the investors section of the Company’s website at www.Qualstar.com, and a copy also may be obtained at no charge by written request to the attention of the Corporate Secretary at 3990-B Heritage Oak Court, Simi Valley, California 93063.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires Qualstar’s directors and executive officers, and persons who own more than ten percent of Qualstar’s common stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of our common stock.  Officers, directors and greater than ten percent shareholders are required by SEC regulations to furnish Qualstar with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of Section 16(a) reports furnished to us and written representations that no other reports were required during the fiscal year ended June 30, 2010, our officers, directors and greater than ten percent beneficial owners complied with all Section 16(a) filing requirements except as follows:  Richard A. Nelson sold shares of our common stock on December 28 and 29, 2009 pursuant to a 10b5-1 trading plan. These sales were reported on a Form 4 that was filed on January 4, 2010.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of our common stock as of February 10, 2011 for:

•	each person (or group of affiliated persons) who we know beneficially owns more than 5% of our common stock;

•	each of our directors and nominees for election to the Board;

•	each of the named executive officers; and

•	all of our directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and investment power with respect to shares.  Except as indicated by footnote, the persons named in the table have sole voting and sole investment control with respect to all shares beneficially owned, subject to community property laws where applicable.  The percentage of shares beneficially owned is based on 12,253,117 shares of common stock outstanding as of February 10, 2011.  Shares of common stock subject to options currently exercisable or exercisable within 60 days of February 10, 2011, are deemed outstanding for computing the percentage of the person holding such options, but are not deemed outstanding for computing the percentage of any other person.  The address for those individuals for which an address is not otherwise indicated is: c/o Qualstar Corporation, 3990-B Heritage Oak Court, Simi Valley, California 93063.

	Common	Options Exercisable Within	Beneficial Ownership
Name	Shares Owned	60 Days (1)	Number	Percent

BKF Capital Group, Inc. Steven N. Bronson (2) 225 N.E. Mizner Blvd., Suite 400 Boca Raton, FL 33432	1,563,400	—	1,563,400	12.8%
Dimensional Fund Advisors LP (3) 6300 Bee Cave Road, Austin, TX 78746	943,028	—	943,028	7.7%
Porter Orlin LLC (4) 665 Fifth Avenue, 34th Floor, New York, NY 10103	1,085,951	—	1,085,951	8.9%
William J. Gervais	3,150,100	—	3,150,100	25.7%
Richard A. Nelson	247,992	—	247,992	2.0%
Stanley W. Corker	18,940	24,000	42,940	*
Carl Gromada	48,271	24,000	72,271	*
Robert A. Meyer	—	24,000	24,000	*
Robert E. Rich	131,400	24,000	155,400	1.3%
Nidhi H. Andalon	—	16,000	16,000	*
Randy Johnson	—	9,000	9,000	*
Robert K. Covey	48,280	20,000	68,280	*
All directors and officers as a group (9 persons)	3,644,983	141,000	3,785,983	30.5%

*Less than 1.0%

(1)	Represents shares that may be acquired upon exercise of stock options which are either currently vested or will vest within 60 days of February 10, 2011.

(2)
Based on information contained in reports filed with the Securities and Exchange Commission, BKF Captial Group, Inc. beneficially owns 1,505,700 shares of Qualstar common stock as of January 4, 2011.  Steven N. Bronson, as the Chairman and President of BKF Captial Group, Inc., may be deemed to beneficially own the shares of Qualstar held by BKF Captial Group, Inc.  Mr. Bronson, as the sole owner of BA Value Investors, LLC, is the beneficial owner of 57,700 shares of Qualstar.

(3)
Based on information contained in reports filed with the Securities and Exchange Commission, Dimensional Fund Advisors LP, an investment adviser, beneficially owns 943,028 shares as of September 30, 2010.

(4)	Based on information contained in reports filed with the Securities and Exchange Commission, Orlin Porter LLC, an investment adviser, beneficially owns 1,085,951 shares as of September 30, 2010.

COMPENSATION DISCUSSION AND ANALYSIS

This section contains a discussion of the material elements of compensation awarded to, earned by, or paid to our principal executive officer, our principal financial officer, and our other executive officers who were serving as executive officers of Qualstar at June 30, 2010.  These individuals are identified in the Summary Compensation Table and other compensation tables that follow this section, and are referred to throughout this Proxy Statement as our “named executive officers.”

Executive Compensation Program Objectives

Our executive compensation program is intended to fulfill three primary objectives:  first, to attract and retain qualified executives required for the success of our business; second, to reward these executives for financial and operating performance; and third, to align their interests with those of our stockholders to create long-term stockholder value.  The principal elements of the compensation program for our named executives include base salary, cash bonus, and long-term incentives in the form of stock options.

Executive Officer Compensation Elements

Base Salaries

Our Board of Directors, upon the recommendation of the Compensation Committee, establishes base salaries for our executive officers.  The Compensation Committee considers compensation paid by companies comparable in size to Qualstar, the experience level and past performance of the individual executives, as well as the revenues and profitability of Qualstar.  Our goal is to provide base salaries that are fair and competitive, but not excessive.

The table below shows the base salary established for each of our named executive officers for fiscal years 2010 and 2011, and the percentage change compared to the prior fiscal year.  Salary adjustments typically do not coincide with the beginning of the fiscal year, so the amounts shown below may not be exactly the same as those shown in the Fiscal 2010 Summary Compensation Table.

Name and Principal Position	Fiscal 2010 Base Salary		Percent Change versus Fiscal 2009 Base Salary	Fiscal 2011 Base Salary	Percent Change versus Fiscal 2010 Base Salary
William J. Gervais Chief Executive Officer and President	$157,500	(1)	(10.0%)	$157,500	─
Nidhi H. Andalon Chief Financial Officer and Vice President	$150,000		7.1%	$150,000	─
Randy Johnson Vice President and General Manager, N2Power	$180,000		─	$180,000	─
Richard A. Nelson Vice President of Engineering	$153,000	(1)	(10.0%)	$153,000	─
Robert K. Covey Vice President of Marketing	$165,600	(1)	(10.0%)	$165,600	─

(1) As a cost-saving measure, the base salaries of Mr. Gervais, Mr. Nelson and Mr. Covey were reduced by 10% for an indefinite period, effective as of July 2009.

Cash Bonuses

Historically, each year the Board of Directors, upon the recommendation of the Compensation Committee, has established a cash bonus plan for executive officers based on Qualstar achieving stated levels of consolidated revenue and pre-tax profits for the fiscal year, excluding the effects of acquisitions, if any, made during the fiscal year.  However, in recent years Qualstar has not achieved the levels of revenues or pre-tax profits required to earn even the minimum bonus amounts under prior bonus plans.  Consequently, the Board of Directors did not establish a bonus plan for executive officers for fiscal 2010, and has not established a bonus plan for executive officers for fiscal 2011, with the exception of Randy Johnson.  Mr. Johnson was first appointed an executive officer by our Board on March 25, 2010.  His incentive compensation plan, which was established before Mr. Johnson became an executive officer and has not been modified, provides that he can earn a cash bonus based on the level of pre-tax profits achieved by our N2Power business unit for the fiscal year.  Mr. Johnson’s potential bonus ranges from 0% of his base pay if N2Power is unprofitable, up to a maximum amount equal to 15% of his base pay if N2Power achieves pre-tax profits equal to more than 19% of N2Power sales.  For the fiscal year ended June 30, 2010, Mr. Johnson earned a bonus of $3,600, which is equal to 2% of his base pay.

Our Board of Directors reserves the right to pay discretionary cash bonuses, if deemed appropriate.

Equity-Based Compensation

We use stock option grants as a form of long-term compensation.  For the past several years, however, our stock generally has not been actively traded and the price per share has declined or stayed within a relatively narrow range.  Consequently, stock options have not provided significant compensation in recent years.  We did not grant any stock options to our executive officers in fiscal 2010.

Our 2008 Stock Incentive Plan authorizes us to grant stock options to purchase, in the aggregate, up to 500,000 shares of our common stock.  This plan was adopted by our Board of Directors in November 2008 and approved by our shareholders in March 2009, and replaces our 1998 Stock Incentive Plan, which expired in 2008.  Under both plans, the exercise price of stock options must be no less than the closing price of our common stock on the date of grant.  It is our policy to grant stock options only at duly held meetings of our Board of Directors, with an exercise price equal to the closing price of our common stock on the date of the Board meeting.

Compensation of our Named Executive Officers

The amount of each component of compensation established for the named executive officers is based on a number of factors.  These factors include company performance, individual performance, compensation paid by companies comparable in size to Qualstar, the recommendations of our Chief Executive Officer, William J. Gervais, and a review of the prior compensation history of each executive officer.  Some of these factors are discussed above.  Other factors applicable to each named executive officer are discussed below.

William J. Gervais and Richard A. Nelson co-founded Qualstar in 1984. Mr. Gervais continues to serve Qualstar full time as an executive officer and Mr. Nelson served full time as an executive officer until January 28, 2011, when he retired.  The Compensation Committee considers both Mr. Gervais and Mr. Nelson to be largely responsible for the success the Company has achieved.  However, Mr. Gervais and Mr. Nelson historically have requested that their base salaries be maintained at levels the Compensation Committee considers to be relatively low.  The reasons for this include their belief that in the long term their individual equity ownership of Qualstar potentially will provide greater financial returns than current compensation.  In order to reduce costs, our Board of Directors, upon the recommendation of Mr. Gervais, reduced the base salaries of Mr. Gervais and Mr. Nelson, as well as of Mr. Covey, by 10% for an indefinite period, effective as of July 2009.  Mr. Gervais and Mr. Nelson also have never requested nor accepted stock option awards.

Nidhi H. Andalon has been our Chief Financial Officer since January 2009 and was appointed Vice President by our Board of Directors on March 25, 2010. Ms. Andalon joined Qualstar’s finance department in January 2003 as a senior accountant, and was promoted to Assistant Controller in June 2004 and to Controller in October 2005.  In recognition of her performance as Chief Financial Officer during her first six months in that position, our Board approved an increase in her base salary to a rate of $150,000 per year, effective as of July 2009.

Randy Johnson has served as the General Manager of our N2Power business unit since 2002, and was appointed Vice-President and General Manager, N2Power by our Board of Directors on March 25, 2010.  Mr. Johnson has primary responsibility for all aspects of our power supply business, including sales.  Mr. Johnson’s base salary of $180,000 per year and his incentive compensation plan, as described above, remain unchanged from the prior year.

Robert K. Covey has been our Vice President of Marketing since 1994.  However, in order to reduce costs, our Board of Directors, upon the recommendation of Mr. Gervais, reduced the base salary of Mr. Covey, as well as the base salaries of Mr. Gervais and Mr. Nelson, by 10% for an indefinite period, effective as of July 2009.

Tax Considerations

Under Section 162(m) of the Internal Revenue Code, we generally receive a federal income tax deduction for compensation paid to any of our named executive officers only to the extent total compensation does not exceed $1.0 million during any fiscal year or if it is “performance-based” under Section 162(m).  The total compensation earned by our executive officers has always been less than $1.0 million and, consequently, the limitations imposed by Section 162(m) have not been a factor.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed the foregoing Compensation Discussion and Analysis and has discussed its contents with Qualstar’s management and the Board of Directors. Based on the review and discussions, the Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this report.

Submitted by the members of the Compensation Committee
Stanley W. Corker (Chairman)
Carl W. Gromada
Robert A. Meyer

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Our Board of Directors has a standing Compensation Committee.  The members of this committee during the fiscal year ended June 30, 2010  and presently are Stanley W. Corker, Carl W. Gromada and Robert A. Meyer.  No executive officer of Qualstar serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board of Directors.  No member of the Compensation Committee is, or ever has been, an employee or officer of Qualstar.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following tables show information about the compensation earned by our principal executive officer, our principal financial officer, and our other executive officers who were serving as executive officers at June 30, 2010.  These officers are referred to in this Proxy Statement as the “named executive officers.”

Fiscal Year 2010 Summary Compensation Table

Name and Principal Position	Year	Salary (1) ($)	Bonus (1) ($)	Grant Date Fair Value of Option Awards (2) ($)	All Other Compensation (3) ($)	Total ($)
William J. Gervais	2010	$158,170	$—	$—	$3,102	$161,272
Chief Executive Officer	2009	178,838	—	—	2,254	181,092
and President	2008	195,000	—	—	3,867	198,867
Nidhi H. Andalon (4)	2010	150,010	—	—	919	150,929
Vice President and	2009	130,276	—	—	1,275	131,551
Chief Financial Officer
Randy Johnson (5)	2010	180,003	3,600	—	573	184,176
Vice President and General Manager, N2Power
Richard A. Nelson	2010	153,658	—	—	3,147	156,805
Vice President of Engineering	2009	171,273	—	—	5,730	177,003
	2008	169,998	—	—	6,274	176,272
Robert K. Covey	2010	166,297	—	—	2,501	168,798
Vice President of Marketing	2009	183,467	—	—	5,123	188,590
	2008	175,303	—	—	4,445	179,748

(1)	The amounts shown in these columns reflect salary and bonuses earned by the named executive officers for each of the fiscal years indicated.

(2)
The amounts shown in this column represent the fair value of stock options at the date of grant.  No options were granted to any of our named executive officers during the last three fiscal years.  For information regarding the calculation of the grant date fair value of stock options, refer to note 9 of the Qualstar financial statements included in Item 8 of our annual report on Form 10-K for the fiscal year ended June 30, 2010, as filed with the Securities and Exchange Commission.

(3)	The amounts shown above under “All Other Compensation” represent matching contributions under our 401(k) plan, and premiums for disability and life insurance.

(4)	Ms. Andalon was appointed our Chief Financial Officer effective January 19, 2009 and Vice President effective March 25, 2010.

(5)	Mr. Johnson was appointed our Vice-President and General Manager, N2Power effective March 25, 2010.

Grants of Plan-Based Awards

The following table sets forth information regarding grants of awards to each named executive officer during the year ended June 30, 2010 under our equity incentive plan.

Grants of Plan-Based Awards in Fiscal Year 2010

Name	Grant Date	All Other Option Awards: Number of Securities Underlying Options (1) (#)	Exercise or Base Price of Option Awards ($ / Sh)	Grant Date Fair Value of Option Awards (2) ($)
William J. Gervais	—	—	—	—
Nidhi H. Andalon	—	—	—	—
Randy Johnson	—	—	—	—
Richard A. Nelson	—	—	—	—
Robert K. Covey	—	—	—	—

(1)
No options were granted to any of our named executive officers during fiscal year 2010.  Stock options granted to the named executive officers typically vest over four years at the rate of 25% of the number of shares as of each anniversary of the date of grant, provided that the executive is still employed by Qualstar on the vesting date.

(2)
The amounts shown in this column represent the full grant date fair value of stock options granted, computed in accordance with FASB Accounting Standards Codification Topic 718, and does not necessarily correspond to the actual value that will be realized by the named executive officers.  For information regarding the calculation of the grant date fair value of stock options, refer to note 9 of the Qualstar financial statements included in Item 8 of our annual report on Form 10-K for the fiscal year ended June 30, 2010, as filed with the Securities and Exchange Commission.

Outstanding Equity Awards

The following table provides information regarding outstanding equity awards held by each named executive officer as of June 30, 2010, including the number of unexercised vested and unvested stock options. The vesting schedule for each grant is shown following this table.

Outstanding Equity Awards at 2010 Fiscal Year End

	Option Awards
	Number of Securities Underlying Unexercised Options (#)		Option Exercise Price ($)
				Option Expiration Date

Name	Exercisable	Unexercisable (1)
William J. Gervais	—	—	—	—
Nidhi H. Andalon	16,000	—	$3.02	06/14/2016
Randy Johnson	6,000	6,000	$3.10	03/25/2018
Richard A. Nelson	—	—	—	—
Robert K. Covey	20,000	—	$5.94	01/03/2012
______________

(1)
Stock options granted to the named executive officers vest over four years at the rate of 25% of the options as of each anniversary of the date of grant, provided that the executive is still employed by Qualstar on the vesting date.  The amounts shown in this column represent the remaining unvested portion of each option grant.

Option Exercises

The table below sets forth information for each named executive officer regarding the exercise of stock options during the fiscal year ended June 30, 2010, including the aggregate value realized upon exercise before payment of any applicable withholding taxes.

Option Exercises in Fiscal Year 2010

Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise (1) ($)
William J. Gervais	—	—
Nidhi H. Andalon	—	—
Randy Johnson	—	—
Richard A. Nelson	—	—
Robert K. Covey	—	—

(1)
The value realized on exercise of option awards represents the market price per share of common stock on the date of exercise, less the stock option exercise price per share, multiplied by the number of stock options exercised.

Director Compensation

Each of our non-employee directors receives cash fees and equity-based awards as compensation for his service on the Board of Directors and the committees of the Board on which he is a member.  The table below sets forth cash compensation earned by each non-employee director, and the grant date fair value of share-based compensation granted to each non-employee director, during the fiscal year ended June 30, 2010.  Mr. Gervais and Mr. Nelson did not receive any compensation for their service on the Board.  All compensation earned by Mr. Gervais and Mr. Nelson as employees is reported in the Summary Compensation Table above and has been excluded from the table below.

Fiscal Year 2010 Director Compensation Table

Name	Fees Earned or Paid in Cash (1) ($)	Grant Date Fair Value of Option Awards (2)(3) ($)	Total ($)
Stanley W. Corker	$18,750	—	$18,750
Carl W. Gromada	17,250	—	17,250
Robert A. Meyer	18,750	—	18,750
Robert E. Rich	11,500	—	11,500

(1)
The amounts shown in this column represent the amount of cash compensation earned in fiscal year 2010 for service on the Board of Directors and any committees of the Board on which the director was a member in fiscal 2010.

(2)
No stock options were granted to our directors during fiscal 2010.  Stock options granted to our directors typically vest over four years at the rate of 25% of the shares as of each anniversary of the date of grant.

(3)	As of June 30, 2010, each of our non-employee directors named in the above table held unexercised stock options for 24,000 shares of our common stock.

Each of our non-employee directors receives $2,000 per quarter plus $1,000 for each Board meeting attended as compensation for his service on the Board, and is reimbursed for expenses incurred in connection with attendance at meetings of the Board and any committees on which he serves. Directors who serve on the Audit Committee of our Board receive an additional fee of $1,000 per quarter plus an attendance fee of $500 per meeting if the Audit Committee meeting is held in conjunction with a meeting of the full Board, and $1,000 per meeting if held on a day when the full Board does not meet. Directors who serve on the Compensation Committee of our Board receive an additional fee of $500 for attending meetings of that committee that are held on a day when the full Board does not meet. An attendance fee of $250 per meeting is paid for telephonic meetings of the full Board or of a committee on which a director is a member. No fees are paid for service on the Board to directors who are employees of Qualstar.

Directors are eligible to receive stock options under our 2008 Stock Incentive Plan.  However, no stock options were granted to our non-employee directors during the fiscal year ended June 30, 2010.

Potential Benefits Upon or Following a Change in Control

Stock options granted under our 2008 Stock Incentive Plan and our 1998 Stock Incentive Plan provide that upon certain circumstances in the event of or following a change in control of Qualstar, the unvested portion of such stock options will accelerate and become immediately vested in full.  In general, a change in control is deemed to occur if we were to sell substantially all of our assets or if Qualstar were to merge into, consolidate with or enter into a reorganization with another entity in a transaction in which Qualstar is not the surviving corporation.

If a change in control occurs and the acquiring entity does not assume and continue the employee’s rights under the unvested stock options, then all unvested stock options will accelerate and vest in full upon the occurrence of the change in control.  If the acquiring entity does assume the employee’s rights under the unvested stock options, but the employee’s employment subsequently is terminated without cause, or if the employee resigns for good reason after the change in control, then all unvested stock options held by the employee would accelerate and vest in full as of the date of termination.

The reasons for which an employee may voluntarily resign and trigger acceleration of vesting include a change in the employee’s position which materially reduces his or her duties and responsibilities or the level of management to which the employee reports, a reduction in the employee’s level of compensation and benefits by more than 15 percent, or a relocation of employee’s principal place of employment by more than 30 miles without his or her consent.

The table below sets forth information regarding the estimated amounts that each named executive officer would have realized in the event that a change in control of Qualstar had occurred and all of his unvested stock options had accelerated and become immediately vested in full as of June 30, 2010.

Estimated Benefits at 2010 Fiscal Year End in the Event of a Change in Control

Name	Option Awards (1)
William J. Gervais	—
Nidhi H. Andalon	—
Randy Johnson	—
Richard A. Nelson	—
Robert K. Covey	—

(1)
The amounts in this column represent the aggregate gain each named executive officer would have realized if all unvested stock options that were held by him on June 30, 2010 accelerated and became immediately vested in full on that date.  The amount of gain was calculated based on the difference between the exercise price of each unvested option and the closing price of our common stock on that date, which was $1.87 per share.

Transactions with Related Persons

There are no relationships or transactions involving any of our directors or executive officers for which disclosure is required under the rules of the Securities and Exchange Commission.

In accordance with the charter of the Audit Committee of our Board of Directors, the Audit Committee is responsible for reviewing any proposed transaction with any related person which involves a potential conflict of interest or for which approval is required under applicable Securities and Exchange Commission and Nasdaq rules.  Currently, this review and approval requirement applies to any transaction to which Qualstar will be a party, in which the amount involved exceeds $120,000, and in which any of the following persons will have a direct or indirect material interest: (a) any of our directors or executive officers, (b) any nominee for election as a director, (c) any security holder who is known to us to own of record or beneficially more than five percent of our common stock, or (d) any member of the immediate family of any of the persons described in the foregoing clauses (a) through (c).

In the event that management becomes aware of any related person transaction, management will present information regarding the proposed transaction to the Audit Committee for review.  Approval of a transaction with a related person requires the affirmative vote of a majority of the members of the Audit Committee or of a majority of the members of the full Board of Directors.  If the related person transaction involves a member or members of the Board, approval requires a majority vote of the directors who do not have a financial interest in the transaction.

ADVISORY VOTE ON EXECUTIVE COMPENSATION

(Proposal 2)

The recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, enables the Company's shareholders to cast an advisory (non-binding) vote on the compensation of the Company's named executive officers as described in this Proxy Statement in accordance with the SEC’s compensation disclosure rules.

As stated in the section of this Proxy Statement headed “Compensation Discussion and Analysis,” our executive compensation program is intended to attract and retain qualified executives required for the success of our business; to reward these executives for financial and operating performance; and to align their interests with those of our shareholders to create long-term shareholder value.  In that section we noted that in order to reduce costs, our Board of Directors, upon the recommendation of our CEO and President, William J. Gervais, reduced the base salaries of Mr. Gervais, Richard A. Nelson and Robert K. Covey by 10% for an indefinite period, effective as of July 2009, and there were no increases in the base salaries of any of our named executive officers for fiscal 2011.  Moreover,  Mr. Gervais and Mr. Nelson have never requested nor accepted stock option awards.

The Company is asking our shareholders to indicate their support for our named executive officer compensation as described in this Proxy Statement.  This proposal, commonly known as a “say-on-pay,” gives the Company's shareholders the opportunity to express their views on the compensation paid to the Company's named executive officers.  This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement. Accordingly, the Company is asking our shareholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2011 Annual Meeting of Shareholders.”

Adoption of this resolution will require the affirmative vote of a majority of the shares present or represented by proxy at the Annual Meeting and entitled to vote on the matter.  Abstentions will have the same effect as votes against the Proposal.  Brokers and other nominee holders do not have discretion to vote uninstructed shares with respect to this Proposal.  Accordingly, if brokers or other nominee holders do not receive voting instructions from beneficial owners of the shares, they will not be able to vote the shares and broker non-votes may occur with respect to this Proposal.  However, broker non-votes will not affect the outcome of the voting on this Proposal because it requires the affirmative vote of a majority of the shares present or represented by proxy at the Annual Meeting (as opposed to a majority of the shares outstanding).

This “say-on-pay” vote is advisory, and therefore is not binding on the Company, the Compensation Committee or the Board of Directors.  However, the Compensation Committee and the Board value the opinions of our shareholders and, to the extent there is a significant vote against the named executive officer compensation as disclosed in this Proxy Statement, the Compensation Committee and the Board will consider the shareholders’ concerns and will evaluate whether any actions are necessary to address those concerns.

The Board of Directors recommends a vote “FOR” approval of the compensation of the Company's named executive officers, as disclosed in this Proxy Statement pursuant to the SEC’s compensation disclosure rules (which disclosure includes the Compensation Discussion and Analysis, the compensation tables and the narrative disclosures that accompany the compensation tables).

ADVISORY VOTE ON THE FREQUENCY OF AN ADVISORY VOTE
ON EXECUTIVE COMPENSATION

(Proposal 3)

As described in Proposal 2 above, the Company’s shareholders are being provided the opportunity to cast an advisory vote on the compensation of the Company's named executive officers.  The advisory vote on executive compensation described in Proposal 2 is commonly referred to as a “say-on-pay” vote.  The Dodd-Frank Act also enables the Company's shareholders to indicate how frequently the Company should seek an advisory (non-binding) “say-on-pay” vote.

This Proposal 3 affords shareholders the opportunity to cast an advisory (non-binding) vote on how often the Company should include a say-on-pay vote in its proxy materials for future annual shareholder meetings (or a special shareholder meeting for which the Company must include executive compensation information in the proxy statement for that meeting).  Under this Proposal 3, shareholders may vote to have the say-on-pay vote every year, every two years or every three years.

The Company believes that say-on-pay votes should be conducted every year so that shareholders may annually express their views on the Company’s executive compensation program.  The Compensation Committee, which makes recommendations to the full Board regarding the Company’s executive compensation program, and our Board of Directors value the opinions expressed by shareholders in these votes and will consider the outcome of these votes in making their decisions on executive compensation.

The proxy card provides the Company's shareholders with the opportunity to choose among four alternatives with respect to this Proposal (holding the vote every one, two or three years, or abstaining) and, therefore, shareholders will not be simply voting to approve or disapprove the Board's recommendation.

The alternative that receives the greatest number of votes (holding the say-on-pay vote every one, two or three years) will be the frequency that shareholders choose.  Abstentions will not be taken into account in determining the outcome of this vote.  Brokers and other nominee holders do not have discretion to vote uninstructed shares with respect to this Proposal.  Accordingly, if brokers or other nominee holders do not receive voting instructions from beneficial owners of the shares, they will not be able to vote the shares and broker non-votes may occur with respect to this Proposal.  However, broker non-votes will not affect the outcome of the vote.

The Board recommends that shareholders vote on Proposal 3 to hold the say-on-pay vote EVERY YEAR (as opposed to every two years or every three years).

AMENDMENT OF BYLAWS TO INCREASE THE AUTHORIZED NUMBER OF DIRECTORS
TO A RANGE OF NOT LESS THAN FIVE NOR MORE THAN NINE

(Proposal 4)

Article III, Section 2 of Qualstar’s Bylaws presently provides for a Board of Directors consisting of not less than four directors nor more than seven, with the exact number of directors currently fixed at six.  Article III, Section 2 states in its entirety as follows:

“Section 2.  Number and Qualification of Directors.  The authorized number of directors shall be not less than four (4) nor more than seven (7).  The exact number of authorized directors shall be six (6) until changed, within the limits specified above, by an amendment to this bylaw or by a resolution duly adopted by the Board of Directors or the shareholders.  The limits specified above may be changed, or a definite number fixed without provision for a variable number, by a duly adopted amendment to the Articles of Incorporation or by an amendment to this bylaw adopted by the vote or written consent of holders of a majority of the outstanding shares entitled to vote; provided, however, that a proposal to reduce a fixed number or the minimum number of directors to a number less than five cannot be adopted if the votes cast against its adoption at a meeting, or the shares not consenting in the case of action by written consent, are equal to more than 16-2/3 percent of the outstanding shares entitled to vote.”

Our Board of Directors has approved, subject to shareholder approval, a proposal to amend the first sentence of Article III, Section 2, of the Bylaws to state as follows:

“The authorized number of directors shall be not less than five (5) nor more than nine (9).”

This amendment would not change the exact number of authorized directors, which is currently set at six.  However, if this amendment is approved by our shareholders our Board would have the authority to change the exact number of directors within the specified range of five to nine without further shareholder approval.

Our Board of Directors believes this amendment would provide increased flexibility to recruit additional qualified directors to serve on the Board in the future who could expand the Board’s experience and expertise.  This amendment would also give the Company the ability to attract additional independent directors if the need arises.  Having independent directors is essential for the Company to maintain its listing on The Nasdaq Stock Market.

Under Section 212 of the California General Corporation Law and the Bylaws of the Company, approval of this proposed amendment to the Bylaws requires the affirmative vote of a majority of the outstanding shares entitled to vote as of the record date of the Annual Meeting.

The shares represented by all valid proxies received will be voted in accordance with the instructions specified therein.  If no instructions are given as to this Proposal 4, then the shares represented by the proxies will be voted “FOR” this Proposal 4.

Abstentions (which occur when a shareholder does not vote for or against a proposal but specifically abstains from voting) and broker non-votes (which occur when a broker or other nominee holder of the shares cannot vote the shares held for a customer because the customer did not deliver voting instructions) will be counted for purposes of determining whether a quorum is present at the Annual Meeting.  Abstentions and broker non-votes are not affirmative votes and, therefore, will have the same effect as a vote against this Proposal 4.

If the amendment to the Bylaws is approved, it will become effective immediately.

Our Board of Directors recommends a vote “FOR” Proposal 4, to approve the proposed amendment of the Company’s Bylaws to increase the authorized number of directors to a range of not less than five nor more than nine.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

This report is submitted by the current Audit Committee members who served on the committee during the fiscal year ended June 30, 2010.

The Audit Committee of the Board of Directors is composed solely of non-employee directors who satisfy the current Nasdaq requirements with respect to independence, financial expertise and experience.  The Audit Committee operates pursuant to a written charter adopted by the Board of Directors, a copy of which is available in the investors section of the Company’s website at www.Qualstar.com.

The Board of Directors has the ultimate authority for effective corporate governance, including oversight of the management of Qualstar.  The Audit Committee’s purpose is to assist the Board of Directors in fulfilling its responsibilities by overseeing the accounting and financial reporting processes of Qualstar, the audit of Qualstar’s consolidated financial statements, the qualifications and performance of the independent registered public accounting firm engaged as Qualstar’s independent auditor, and Qualstar’s internal control over financial reporting.

The Committee relies on the expertise and knowledge of management and the independent auditor in carrying out its oversight responsibilities.  Management is responsible for the preparation, presentation, and integrity of our consolidated financial statements, accounting and financial reporting principles, internal control over financial reporting, and disclosure controls and procedures designed to ensure compliance with accounting standards, applicable laws and regulations.  Management is responsible for objectively reviewing and evaluating the adequacy, effectiveness and quality of our system of internal control.  Qualstar’s independent auditor is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States.

The Audit Committee fulfilled its duties and responsibilities during fiscal 2010 and with respect to the financial statements for the fiscal year ended June 30, 2010, as outlined in the Committee’s charter.  Among other actions, the Committee:

•	reviewed and discussed our quarterly consolidated financial statements and related periodic reports filed with the SEC, with management and the independent auditor,

•	reviewed with management and the independent auditor the audit scope and plans,

•	inquired about the adequacy of the Company’s internal controls,

•	inquired about significant risks, reviewed our policies for risk assessment and risk management and assessed the steps management is taking to control these risks, and

•	met in periodic executive sessions with the independent auditor.

The Audit Committee has reviewed and discussed with management and SingerLewak LLP, the Company’s independent auditor for fiscal 2010, the audited financial statements and related footnotes and independent auditor’s report on those financial statements for the fiscal year ended June 30, 2010.  Management represented to the Audit Committee that our financial statements were prepared in accordance with generally accepted accounting principles.  The Audit Committee discussed with management and the independent auditor the quality of our accounting principles, the reasonableness of significant estimates and judgments and the disclosures in our financial statements, including the disclosures relating to critical accounting policies.

The Audit Committee recognizes the importance of maintaining the independence of Qualstar’s independent auditor, both in fact and appearance.  Consistent with its charter, the Audit Committee has evaluated SingerLewak LLP’s qualifications, performance and independence.  The Audit Committee has received from the independent auditors the written disclosures and the letter required by applicable requirements of the Public Company Oversight Board regarding the independent accountant’s communications concerning independence, and has discussed with them their independence from the Company and its management and has considered whether the independent auditors’ provision of non-audit services is compatible with maintaining their independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board approved, that the audited financial statements be included in the Company’s Annual Report on SEC Form 10-K for the fiscal year ended June 30, 2010, for filing with the Securities and Exchange Commission.

Members of the Audit Committee

Carl W. Gromada (Chairman)
Stanley W. Corker
Robert A. Meyer

APPROVAL OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

(Proposal 5)

Proxies solicited by the Board of Directors will, unless otherwise directed, be voted to approve the appointment by the Audit Committee of SingerLewak LLP as the independent registered public accounting firm to audit Qualstar’s financial statements for the fiscal year ending June 30, 2011.  We have engaged SingerLewak LLP in this capacity each year commencing with fiscal 2009.  If the shareholders do not approve this appointment, the Audit Committee will consider other independent registered public accounting firms.

Representatives of SingerLewak LLP will be present at the Annual Meeting to respond to appropriate questions and will be given an opportunity to make a statement if they so desire.

Fees Paid to Independent Registered Public Accounting Firm.  The aggregate fees billed by SingerLewak LLP, our independent registered public accounting firm for fiscal years 2010 and 2009 for professional services rendered to Qualstar during the fiscal years ended June 30, 2010 and June 30, 2009, respectively, were comprised of the following:

	Fiscal 2010	Fiscal 2009
Audit Fees	$130,237	$136,090
Audit-related fees	—	—
Tax fees	5,000	—
All other fees	—	—
Total fees	$135,237	$136,090

Audit fees include fees for professional services rendered in connection with the audit of our consolidated financial statements for each year and reviews of our unaudited consolidated quarterly financial statements, as well as fees related to consents and reports in connection with regulatory filings for those fiscal years.

SingerLewak, LLP was our principal accountant for tax compliance, tax advice and tax planning during fiscal year 2010.  Tax fees related primarily to tax compliance review and advisory services.

Audit Committee Pre-Approval Policies and Procedures.  Our Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by our independent accountants in accordance with applicable Securities and Exchange Commission rules. The Audit Committee adopted a written pre-approval policy on June 25, 2003, and all services performed by SingerLewak LLP have been pre-approved in accordance with the Audit Committee’s pre-approval policy. The Audit Committee generally pre-approves particular services or categories of services on a case-by-case basis. The independent registered public accountants and management periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accountants in accordance with these pre-approvals, and the fees for the services performed to date.

SHAREHOLDER PROPOSALS

Proposals to be Included in Our Proxy Statement

A shareholder who wishes to have a proposal considered for inclusion in our proxy statement for action at the next Annual Meeting of Shareholders must comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934.  The proposal must be in writing and be received by the Secretary of Qualstar at our principal place of business no later than October [21], 2011.

Advance Notice Procedures

If a shareholder desires to have a proposal acted upon at the next Annual Meeting of Shareholders that is not included in our proxy statement in accordance with SEC Rule 14a-8, or if a shareholder desires to nominate someone for election to our Board of Directors, the shareholder must follow the procedures outlined in our bylaws.  Our bylaws provide that in order for a shareholder proposal to be considered at an annual meeting of shareholders, written notice of the proposal must be received by the Secretary of Qualstar generally not less than 60 days nor more than 90 days prior to the anniversary of the preceding year’s annual meeting of shareholders.  The notice must contain information required by our bylaws, including a description of the proposal and any material interest of the shareholder relating to such proposal.

In order to nominate someone for election to our Board of Directors at an annual meeting of shareholders, written notice of the proposed nomination must be received by the Secretary of Qualstar not less than 60 days nor more than 90 days prior to the anniversary of the preceding year’s annual meeting of shareholders.  The notice must contain information required by our bylaws regarding the shareholder and the nominee, as well as information required to be included in a proxy statement by SEC rules and regulations.

Accordingly, in order for a shareholder proposal or nomination to be considered at the next Annual Meeting of Shareholders, a written notice of the proposal or the nomination, which includes the information required by our bylaws, must be received by the Secretary of Qualstar between December 25, 2011 and January 24, 2012.

A copy of the full text of the bylaw provisions containing the advance notice procedures described above may be obtained upon written request to the Secretary of Qualstar at our principal place of business.

February 18, 2011

PROXY
QUALSTAR CORPORATION
3990-B Heritage Oak Court
Simi Valley, California 93063

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF QUALSTAR CORPORATION.

The undersigned hereby appoints William J. Gervais and Richard A. Nelson, and each of them individually, the attorney, agent and proxy of the undersigned, with full power of substitution, to vote all the shares of Qualstar Corporation which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at Qualstar’s corporate headquarters located at 3990-B Heritage Oak Court, Simi Valley, California 93063, on March 24, 2011, at 9:30 a.m. Pacific Time, and at any and all adjournments or postponements thereof, as follows:

1. Election of Directors:	For	Withhold		For	Withhold		For	Withhold
01-William J. Gervais	☐	☐	02-Richard A. Nelson	☐	☐	03-Stanley W. Corker	☐	☐
04-Carl W. Gromada	☐	☐	05-Robert A. Meyer	☐	☐	06-Robert E. Rich	☐	☐

	For	Against	Abstain		1 Yr	2 Yrs	3 Yrs	Abstain
2. Advisory vote on executivecompensation:	☐	☐	☐	3. Advisory vote on thefrequency of the advisoryvote on executivecompensation:	☐	☐	☐	☐

	For	Against	Abstain		For	Against	Abstain
4. To amend Qualstar’sBylaws to increase theauthorized number ofdirectors to not less than 5nor more than 9:	☐	☐	☐	5. To approve the appointmentof SingerLewak LLP as Qualstar’s independentregistered public accountingfirm for the fiscal yearending June 30, 2011.	☐	☐	☐

This Proxy when properly executed will be voted as specified or, if no choice is specified, this Proxy will be voted “FOR” the election of all nominees listed above, “FOR” proposals 2, 4 and 5, and “1 Yr” on proposal 3.

IMPORTANT—PLEASE SIGN AND DATE ON OTHER SIDE AND RETURN PROMPTLY

(continued from reverse side)

This Proxy confers discretionary authority to vote on any other matters as may properly come before the meeting.  The undersigned acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement dated February 18, 2011.

Dated:

Signature

Signature if held jointly

Please date this Proxy and sign it exactly as your name or names appear hereon.  When shares are held by more than one person, all should sign.  When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such.  If shares are held by a corporation or partnership, please sign in full corporate or partnership name by an authorized officer.

Please mark, sign, date and return this Proxy promptly using the enclosed envelope.  If your address is incorrectly shown, please print changes.